Exhibit 99.1

SAKS INCORPORATED ANNOUNCES MAY COMPARABLE STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (June 3, 2010)—Retailer Saks Incorporated (NYSE: SKS) (the “Company”) today announced that owned sales totaled $177.4 million for the four weeks ended May 29, 2010 compared to $166.0 million for the four weeks ended May 30, 2009, a 6.9% increase. Comparable store sales increased 5.8% for the month.

On a year-to-date basis, for the four months ended May 29, 2010, owned sales totaled $834.3 million compared to $781.1 million for the four months ended May 30, 2009, a 6.8% increase. Comparable store sales increased 6.0% for the four months.

For May, the strongest categories at Saks Fifth Avenue stores were women’s apparel, shoes, handbags, and accessories and men’s tailored clothing and accessories. The Company reduced its year-over-year promotional activity in May.

Saks Incorporated operates 53 Saks Fifth Avenue stores, 55 Saks OFF 5TH stores, and saks.com.

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